Exhibit 10.22A

AMENDMENT TO THE
FIRST OAK BROOK BANCSHARES, INC.
DIRECTORS STOCK PLAN

WHEREAS, First Oak Brook Bancshares, Inc. (the “Company") has established and maintains the First Oak Brook Bancshares, Inc. Directors Stock Plan (the “Plan”);
WHEREAS, the Company now desires to amend the Plan to adopt certain amendments to reflect the terms of that certain Agreement and Plan of Merger, dated May 1, 2006, by and between MB Financial, Inc., MBFI Acquisition Corp. and the Company, and to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance issued thereunder, which was added to the Code by the American Jobs Creation Act of 2004; and
WHEREAS, this Amendment is intended as good faith compliance with the requirements of Code Section 409A and is to be construed in accordance with Code Section 409A and guidance issued thereunder to date;
NOW, THEREFORE, the Plan be and is herby amended as follows:

1.  The Plan is hereby amended by adding the following new Section 1A immediately after Section 1 of the Plan:

“Section 1A. Termination of the Plan. Pursuant to that certain Agreement and Plan of Merger, dated May 1, 2006 (‘Merger Agreement’), entered into by and among MB Financial, Inc. (‘MBFI’), MBFI Acquisition Corp. and FOBB, the Plan is terminated effective as of the day immediately prior to the day of the ‘Effective Time’ as defined in the Merger Agreement.

Any Units outstanding immediately prior to the Effective Time shall be assumed by MBFI and payable in accordance with the terms of the Plan, provided that Unites credited to each director shall be converted to a number of Units equal to the number of Unites credited to the director immediately prior to the Effective Time multiplied by the ‘Exchange Ratio’ as defined in the Merger Agreement. At and after the Effective Time, each outstanding Unit shall represent the right to receive a share of MBFI Common Stock in accordance with the terms of the Plan. Upon distribution, cash shall be paid in lieu of any fractional share interest of such director.”

2.	Section 3 is hereby amended by adding the following at the end of Section 3:

“No director fees payable after May 1, 2006 shall be paid or payable for shares of Common Stock or result in additional Units under the Plan. Fees payable after May 1, 2006, the receipt of which would otherwise have been deferred as Units shall be deferred, with such deferred fees, together with earnings credited at the same hypothetical investment return applicable to amounts deferred under the First Oak Brook Bancshares, Inc. Deferred Compensation Plan, payable at the time Units credited under the Plan are payable. No director fees payable after June 30, 2006 shall be deferred under this Plan.”

3.	The Plan is amended by adding the following Appendix A immediately after Section 12 of the Plan as a part thereof:

“APPENDIX A"

              Provisions Relating to the Code Section 409A

1.	General Rules.

(a)
Effective Date; Applicability. The provisions of this Appendix A will apply to deferrals made under the Plan beginning with the 2005 calendar year for purposes of complying with the requirements of Code Section 409A. Except as provided herein or otherwise required to comply with Code Section 409A, the provisions of the Plan in effect prior to the adoption of this Appendix A shall to continue to apply to Units credited as of December 31, 2004, plus Units credited thereon after that date.

(b)	Precedence.The provisions of this Appendix A shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of Appendix A.
(c)
Requirements of Code Section 409A Incorporated.The Plan is designed to comply with Code Section 409A and the provisions of the Plan should be interpreted to satisfy the requirements of such Code Section and the regulations thereunder.

2.	Election to Participate. At the time the director elects to participate to the Plan, he or she must also elect the date and form of payout for distributions under the Plan.

3.	Modification or Revocation of Election. No modification of the date and form of payout of distribution may be made.

4.	Timing of Distribution of Benefits. Distributions of a director’s account under the Plan shall be made at the time specified in the director’s election form.

5.	Form of Payment or Payments. Benefits which become payable to the director shall be paid in the form elected by the director as specified in the director’s election form.

6.	No Accelerated Distributions. No acceleration of payout will be permitted.”

IN WITNESS WHEREOF, this Amendment has been executed this 25th day of August 2006, effective as of May 1, 2006 or such other dates referred to herein.

                                        FIRST OAK BROOK BANCSHARES, INC.

                                        By: /s/ Rosemarie Bouman
                                        Rosemarie Bouman
                                        Executive Vice President, Chief Operating
                                        Officer and Chief Financial Officer